                                                                   EXHIBIT 99.m1

          MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                                  ADVISOR CLASS

     WHEREAS,  the above named  corporation  (the  "Issuer")  is an  open-ended, management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS,  the common stock of the Issuer is currently divided into a number of  separate  series of  shares,  or funds,  each  corresponding  to a  distinct portfolio of securities; and

     WHEREAS,  pursuant  to Rule 18f-3 of the 1940 Act,  the  Issuer's  Board of
Directors  (the  "Board")  have  established  multiple  classes of shares of the various funds of the Issuer,  including a class of shares  designated as Advisor
Class; and

     WHEREAS,  the Board,  in  considering  whether the Funds  should  adopt and implement this Advisor Class Plan,  has evaluated such  information as it deemed necessary to an informed determination whether this Advisor Class Plan should be adopted and implemented  and has considered such pertinent  factors as it deemed necessary  to form the basis for a decision  to use assets of the Funds for such purposes,  and has  determined  that there is a reasonable  likelihood  that the adoption and  implementation  of this Advisor  Class Plan will benefit the Funds and their Advisor Class shareholders; and

     WHEREAS,  the Board desires to authorize the funds identified in SCHEDULE A
(the  "Funds")  to  bear  expenses  of  individual   shareholder   services  and
distribution of certain of their shares by adopting this Master Distribution and
Individual  Shareholder  Services Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Advisor Class shares of each of the Funds; and

     WHEREAS,  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.  ("ACIM") is the
registered investment adviser to the Issuer; and

     WHEREAS,  the  Issuer  has  entered  into  a  Distribution  Agreement  (the
"Distribution  Agreement") with AMERICAN CENTURY INVESTMENT SERVICES,  INC. (the
"Distributor")  pursuant  to which  Distributor  serves  as  distributor  of the various classes of the Funds, including the Advisor Class.

     NOW,  THEREFORE,  the Issuer hereby  adopts,  on behalf of the Funds,  this
Plan,  in accordance  with Rule 12b-1 under the 1940 Act on the following  terms and conditions:

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SECTION 1. FEES

a.   FEE. For purposes of paying  costs and expenses  incurred in providing  the distribution  services and/or individual  shareholder services set forth in
     SECTIONS 2 AND 3 below, the Funds shall pay the Distributor, a fee equal to
     25 basis  points  (0.25%) per annum of the average  daily net assets of the shares of the Funds' Advisor Class of shares (the "Fee").

b.   APPLICABILITY  TO  ADDITIONAL  AND FUTURE FUNDS.  If the Issuer  desires to establish additional funds in the future, and the applicability of the Plan with  respect  to such new funds is  approved  in the  manner  set forth in
     SECTION 4 of this  Plan,  as well as by the  then-sole  shareholder  of the
     Advisor Class shares of such new funds (to the extent shareholder  approval of new funds is required by then-current 1940 Act Rules),  this Plan may be amended to provide that such new funds will become subject to this Plan and will  pay the Fee set  forth  in  SECTION  1(A)  above,  unless  the  Board specifies  otherwise.  After the  adoption  of this Plan by the Board  with respect to the Advisor  Class of shares of the  existing or new funds,  the term "Funds" under this Plan shall  thereafter be deemed to include the new funds.

c.   CALCULATION  AND  ASSESSMENT.  Fees under this Plan will be calculated  and accrued daily by each Fund and paid monthly to the  Distributor  or at such other intervals as the Issuer and the Distributor may agree.

SECTION 2. DISTRIBUTION SERVICES

The amount set forth in SECTION  1(A) of this Plan may be paid for certain  past and continuing services in connection with any activities undertaken or expenses incurred by the  Distributor or its affiliates  primarily  intended to result in the sale of Advisor  Class shares of the Funds,  which  services may include but are not limited to, (A) the payment of sales  commissions,  ongoing  commissions and other payments to brokers,  dealers,  financial  institutions  or others who sell Advisor Class shares pursuant to selling  agreements;  (B)  compensation to registered  representatives  or other  employees of Distributor who engage in or support  distribution of the Funds' Advisor Class shares;  (C)  compensation to, and expenses (including  overhead and telephone  expenses) of, Distributor;  (D)
the printing of prospectuses,  statements of additional  information and reports for  other  than  existing  shareholders;  (E)  the  preparation,  printing  and distribution  of sales  literature  and  advertising  materials  provided to the
Funds'  shareholders and prospective  shareholders;  (F) receiving and answering
correspondence   from   prospective    shareholders,    including   distributing
prospectuses, statements of additional information, and shareholder reports; (G)
the providing of facilities to answer questions from prospective investors about
Fund shares;  (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and  selecting  dividend and other account  options;  (J) the providing of other reasonable  assistance in connection with the  distribution of Fund shares;  (K)
the  organizing  and  conducting  of sales  seminars and payments in the form of
transactional   compensation  or  promotional  incentives;  (L)  profit  on  the foregoing;  and (M) such  other  distribution  and  services  activities  as the
Issuers  determine  may be paid for by the Issuer  pursuant to the terms of this
Plan and in accordance with Rule 12b-1 of the 1940 Act.

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SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

a.   The Distributor may engage third parties to provide individual  shareholder services  to the  shareholder  of the  Advisor  Class  shares  ("Individual
     Shareholder  Services").  The amount set forth in Section 1(a) of this Plan may be paid to the Distributor  for expenses  incurred by it as a result of these  arrangements.  Such  Individual  Shareholder  Services  and  related expenses  may  include,  but are not  limited  to, (A)  individualized  and customized  investment  advisory  services,  including the consideration of shareholder  profiles and specific  goals;  (b) the creation of  investment models and asset allocation  models for use by the shareholder in selecting appropriate  Funds; (c) proprietary  research about investment  choices and the market in general;  (D) periodic rebalancing of shareholder accounts to ensure compliance with the selected asset allocation;  (E) consolidation of shareholder  accounts in one place;  (F) the payment of "service  fees,: as contemplated  by the Rules of Fair Practice of the National  Association of
     Securities Dealers, Inc. ("NASD"); and (G) other individual services.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and  subtransfer  agent  services for  beneficial  owners of a Fund's
     Advisor  Class  shares,   (ii)  aggregating  and  processing  purchase  and
     redemption   orders,   (iii)  providing   beneficial  owners  with  account
     statements,  processing  dividend  payments,  (iv) providing  subaccounting services  for  Advisor  Class  shares  held  beneficially,  (v)  forwarding shareholder  communications  to  beneficial  owners,  and  (vi)  receiving,
     tabulating  and  transmitting   proxies  executed  by  beneficial   owners;
     PROVIDED,  however,  that if the NASD adopts a definition of "service fees"
     for purposes of Section 26(d) of the Rules of Fair Practice of the NASD (or
     any  successor to such rule) that differs from the  definition  of "service activities" hereunder,  or if the NASD adopts a related definition intended to define  the same  concept,  the  definition  of  "service  fees" in this
     Section  shall be  automatically  amended,  without  further  action of the parties, to conform to such NASD definition. Overhead and other expenses of
     Distributor  related to its service  activities,  including  telephone  and other communications expenses, may be included in the information regarding amounts expended for such activities.

SECTION 4. EFFECTIVENESS

Upon  receipt of  approval  by vote of both (a) the Board and (b) the members of the Board who are not  interested  persons of the Issuer (as defined in the 1940
Act) and have no direct or indirect  financial  interest in the operation of the
Plan or in any  agreements  related to the Plan (the  "Independent  Directors"), this Plan shall become effective as of August 31, 2004.

SECTION 5. TERM

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This Plan will  continue in effect for one year from the date  hereof,  and will continue thereafter in full force and effect for successive periods of up to one year,  provided that each such continuance is approved in the manner provided in
SECTION 4.

SECTION 6. REPORTING REQUIREMENTS

ACIM (or its designee) shall  administer this Plan in accordance with Rule 12b-1 of the 1940 Act. ACIM will provide to the Board,  and the Independent  Directors will  review and  approve,  in  exercise  of their  fiduciary  duties,  at least quarterly,  a written report of the amounts expended with respect to the Advisor
Class shares of each Fund by ACIM under this Plan and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty  at any time with  respect to the
Advisor Class shares of any Fund by vote of the Board, by votes of a majority of the Independent  Directors,  or by vote of a majority of the outstanding  voting
Advisor Class shares of that Fund.  Termination  of the Plan with respect to the
Advisor Class shares of one Fund will not affect the continued  effectiveness of this Plan with respect to the Advisor Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in SECTION 4 hereof,  and such  amendment  is further  approved  by a majority of the  outstanding  voting securities of the Advisor Class shares of the Fund. No other material  amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 5 hereof;  PROVIDED,  HOWEVER,  that a new Fund may be added the Issuer  upon  approval by the Board by  executing a new  Schedule A to this Plan.

SECTION 9. RECORDKEEPING

The Issuers will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

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SECTION 10. INDEPENDENT DIRECTORS

So long as the Plan remains in effect,  the selection and  nomination of persons to serve as  Independent  Directors  on the  Board  shall  be  committed  to the
discretion  of  the   Independent   Directors  or  the  Board  then  in  office.
Notwithstanding  the above,  nothing herein shall prevent the  participation  of other  persons  in the  selection  and  nomination  process  so  long as a final decision on any such  selection or nomination is within the  discretion  of, and approved by, the Independent Directors so responsible.

     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of August 31, 2004.

                              AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                              By:  /s/ Charles A. Etherington
                                   ----------------------------------------
                                   Name:  Charles A. Etherington
                                   Title: Vice President

                                                                          page 5

                                   SCHEDULE A

                      SERIES OFFERING ADVISOR CLASS SHARES

              SERIES                                     DATE PLAN EFFECTIVE
              ------                                     -------------------

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                         August 31, 2004
    My Retirement 2025 Portfolio                         August 31, 2004
    My Retirement 2035 Portfolio                         August 31, 2004
    My Retirement 2045 Portfolio                         August 31, 2004
    My Retirement Income Portfolio                       August 31, 2004

                                      A-1